As filed with the Securities and Exchange Commission on November 23, 1999

                                     Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   -----------

                      FORTUNE NATURAL RESOURCES CORPORATION
             (Exact Name of Registrant as specified in its charter)


                DELAWARE                               95-4114732
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                                                   TYRONE J. FAIRBANKS
                                          FORTUNE NATURAL RESOURCES CORPORATION
     515 WEST GREENS ROAD, SUITE 720         515 WEST GREENS ROAD, SUITE 720
          HOUSTON, TEXAS 77067                    HOUSTON, TEXAS 77067
    (Address, including zip code, and      (Name, address, including zip code,
 telephone number, including area code,      and telephone number, including
        of registrant's principal            area code of agent for service)
           executive offices)


          FORTUNE NATURAL RESOURCES CORPORATION 1998 STOCK OPTION PLAN

        FORTUNE NATURAL RESOURCES CORPORATION 401(K) PROFIT SHARING PLAN

                      FORTUNE NATURAL RESOURCES CORPORATION
                DIRECTORS AND CONSULTANTS STOCK COMPENSATION PLAN
                            (FULL TITLE OF THE PLANS)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of Securities   Amount  Proposed Maximum   Proposed Maximum     Amount of
 to be Registered     to be    Offering Price   Aggregate Offering  Registration
                   Registered    Per Share            Price              Fee
                        (1)         (2)
--------------------------------------------------------------------------------

 Common Stock    60,000 shares     $0.31(3)          $18,600             $5
$.01 par value

 Common Stock   600,000 shares   $1.5625(4)         $937,500           $261
$.01 par value

 Common Stock   210,000 shares     $1.03            $216,300            $60
$.01 par value

--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee.

(3) The proposed offering price for the 401(k) Profit Sharing Plan shares is based upon the average closing price of the Company's Common Stock of the consolidated market as quoted by the exchange on which the shares are traded on the last day of trading for each month in such calendar year.

(4) Pursuant to Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933 as amended, the proposed offering price per share for the 1998 Stock Option Plan shares is based upon the average price at which options may be exercised.

                      FORTUNE NATURAL RESOURCES CORPORATION
                             1998 STOCK OPTION PLAN

                            GENERAL PLAN DESCRIPTION
                                  November 1999


PLAN INFORMATION

      The plan gives key employees, officers and directors of the Company the opportunity to take part in the growth of the Company through the purchase of common stock pursuant to stock options. The purpose of the plan is to provide an incentive to such individuals to increase the Company's profitability. Options may be granted under the plan until December 31, 2002, subject to the right of Fortune's board of directors to suspend or terminate the plan at any time. The Company hereby incorporates the plan by reference to its S-8 filed on August 14, 1998.

      The terms and conditions of the plan are summarized in that S-8. Such description is not intended as a substitute for the plan and the option agreements entered into by the Company with option holders. For a complete description of the plan and the rights of option holders thereunder, reference is made to the plan, copies of which may be obtained from the Secretary of the Company. For additional information about the plan, contact:

                     Corporate Secretary
                     Fortune Natural Resources Corporation
                     515 West Greens Road, Suite 720
                     Houston, Texas 77067
                     (281) 872-1170

FEDERAL INCOME TAX MATTERS

      Incentive Stock Options. Option holders are not taxed upon receipt of ISOs or at the time of exercise of the options. The option holder's tax basis in stock purchased upon exercise of the option is the exercise price. If the stock is held for a required holding period (the later of two years after grant of the option or one year from exercise), upon sale of the stock, the option holder is taxed on the difference between the basis in the stock (the option exercise price) and the sales price of the stock. The taxable amount is treated as capital gain and is taxed under the rules set forth in section 1(h) of the Internal Revenue Code. Option holders should consult with their own tax advisors regarding the application of these rules.

      If the stock is sold before satisfying the holding period requirement, the option holder is deemed to have received compensation equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. This latter amount is added to the basis of the stock for computing any capital gain on the sale of the stock.

      Non-Qualified Options. Option holders of non-qualified options also are not taxed at the time of receipt of the options (since the options have no discernable value) but, unlike ISOs, are taxed upon exercise of the option on the difference between the "fair market value" of the stock at the time of exercise and the exercise price. This amount is treated as compensation and is taxable as ordinary income. Further, at the time of sale of the stock, if the sales price exceeds the "fair market value" at the time of exercise of the option, the difference is treated as capital gain income (short-term or long-term depending on how long the stock has been held after exercise of the option).

INFORMATION ABOUT THE COMPANY

      The Company incorporates by reference in this description the following documents, copies of which may be obtained without charge, upon written or oral request, from the Secretary of the Company at the address shown on the cover page hereof: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, (2) Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1999, and (3) Current Report on Form 8-K filed on November 3, 1999.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this description and prior to the termination of the offering of shares pursuant to outstanding options under the plan shall be deemed to be incorporated by reference in this Description. Copies of all such documents are also available without charge, upon written or oral request, from the Secretary of the Company.

                      FORTUNE NATURAL RESOURCES CORPORATION
                           401(K) PROFIT SHARING PLAN

                            GENERAL PLAN DESCRIPTION
                                  November 1999

GENERAL PLAN INFORMATION

      The 401(k) Profit Sharing Plan gives eligible employees an opportunity to participate in the growth of the Company. All individuals who have attained age 21 and three months of service with the Company are eligible to participate in the 401(k) Plan except union members and non-resident alien employees. Contributions made by a participant are allowed as of the first day of the month following their eligibility. A participant as of that date may elect to defer a portion of his or her pre-tax compensation through a written salary reduction agreement with the Company. Deferrals are subject to percentage and dollar amount limitations set forth in the Internal Revenue Code and discussed in more detail in "Purchase of Securities" which appears below. The Company, in its discretion, may elect to contribute common stock to a participant's account.

      The 401(k) Profit Sharing Plan offered by Fortune Natural Resources Corporation allows for discretionary matching on the part of the Company in the form of Fortune common stock. The Company hereby incorporates by reference the plan on Form S-8 filed on August 14, 1998.

      The terms and conditions of the 401(k) Plan are summarized in this Description. This description is not intended as a substitute for the 401(k) Plan or the Summary Plan Description of the 401(k) Plan. For a complete description of the 401(k) Plan and the rights of participants thereunder, reference is made to the 401(k) Plan, copies of which may be obtained from the Secretary of the Company. For additional information about the 401(k) Plan, contact:

                          Corporate Secretary
                          Fortune Natural Resources Corporation
                          515 W. Greens Road, Suite 720
                          Houston, Texas 77067
                          (281) 872-1170

TAX EFFECTS OF PLAN PARTICIPATION

      The 401(k) Plan is a qualified plan under Internal Revenue Code Section 401(a). Participants are not taxed on the contributions that are made by his or her compensation deferral or by Company contributions to the 401(k) Plan. The Company is entitled to a tax deduction for the participant compensation deferral amount and any common stock that is contributed to a 401(k) Plan. Neither the participant nor the Company is taxed on income generated by the 401(k) Plan until distribution. Distributions from the 401(k) Plan are subject to a twenty percent federal withholding tax unless they are rolled over into an Individual Retirement Account (IRA) or another qualified retirement plan in accordance with federal income tax regulations. If the participant is under the age of 59 1/2, he or she pays a ten percent add on tax for any amount distributed, subject to certain exceptions.

      Under certain circumstances, the participant shall pay additional taxes based on the size of the distribution. If the participant owns more than five percent of the Company, he or she must take distributions from the 401(k) Plan upon reaching the age of 70 1/2. Such distributions are not eligible for roll over into an IRA or another qualified retirement plan.

INFORMATION ABOUT THE COMPANY

      The Company incorporates by reference in this description the following documents, copies of which may be obtained without charge, upon written or oral request, from the Secretary of the Company shown on the cover page hereof: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1998,
(2) Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1999, and (3) Current Report on Form 8-K filed on November 3, 1999.

                      FORTUNE NATURAL RESOURCES CORPORATION
                  DIRECTORS' AND CONSULTANTS' COMPENSATION PLAN

                            GENERAL PLAN DESCRIPTION
                                  November 1999


PLAN INFORMATION

      This plan, adopted by the Company in March, 1999, provides for the payment of stock or other securities (including stock-purchase warrants) of the Company, in lieu of cash, to members of the board of directors and consultants to the Company when performing services typically provided by employees. All directors and selected consultants whose duties are agreed, in advance, to fall under the provisions of the plan are covered. Directors are compensated in common stock on a quarterly basis, with the value of the stock determined by the last trading price on the final business day of each calendar quarter. The value of securities issued to non-directors is based upon to the market price on the day of the grant. The plan will remain in effect until terminated by the board of directors, which has the right to modify or terminate the plan at any time. Shares issued under the terms of the plan may be resold pursuant to a valid registration statement. The plan is not subject to the terms of ERISA.

      The terms and conditions of the plan are as summarized in this description. This description is not intended as a substitute for the plan. For a complete description of this plan and the rights of the participants thereunder, reference is made to the plan, copies of which may be obtained from the Company. For additional information, contact:

                     Corporate Secretary
                     Fortune Natural Resources Corporation
                     515 West Greens Road, Suite 720
                     Houston, Texas 77067
                     (281) 872-1170

TAX EFFECTS OF PLAN PARTICIPATION

      Grants of stock made to directors and consultants pursuant to the plan are taxable when earned. The value of the grant, in turn, is an expense item to the Company for which a tax deduction is available. In the event that consultants are compensated with warrants to purchase common stock rather than the stock itself, no tax is due from the recipient on the basis that the warrant has no discernable value. Upon exercise, however, holders are taxed on the difference between the fair market value of the stock and the exercise price. Thereafter, at the time of sale of the stock, if the sales price exceeds the fair market value at the time of exercise, the difference is treated as a capital gain.

INFORMATION ABOUT THE COMPANY

      The Company incorporates by reference in this description the following documents, copies of which may be obtained without charge, upon written or oral request, from the Secretary of the Company shown on the cover page hereof: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1998,
(2) Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1999, and (3) Current Report on Form 8-K filed on November 3, 1999.

                             6 0 , 0 0 0 S H A R E S

                      FORTUNE NATURAL RESOURCES CORPORATION
                                  COMMON STOCK
                                ($.01 PAR VALUE)
                         ------------------------------

      The shares of the Common Stock, $.01 par value (the "Common Stock") of Fortune Natural Resources Corporation ("Fortune" or the "Company") covered by this prospectus may be offered from time to time by the Fortune Natural Resources Corporation 401(k) Profit Sharing Plan (the "401(k) Plan") at the discretion of 401(k) Plan Participants who have the right under the 401(k) Plan to direct the investment in the account. The Company will not receive any proceeds from the sale of shares by the 401(k) Plan. All proceeds will be received by and retained in the 401(k) Plan until a participant is entitled to receive a distribution from the 401(k) Plan.

      The 401(k) Plan acquires the shares through discretionary matching contributions by the Company to the 401(k) Plan.

      The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company. To the knowledge of the Company, the 401(k) Plan has made no arrangement with any brokerage firm for the sale of the shares. The 401(k) Plan may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Act"). Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Act. The Common Stock is listed on the over-the-counter bulletin board. The bid and asked prices of the common stock on November 22, 1999, were $0.41 and $0.44, respectively.

      The shares of Common Stock have not been registered for sale under the securities laws of any state or other jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration of the Common Stock under the securities laws of states in which such transactions occur or the existence of an exemption from such registration, or should cause such registration to occur in connection with any offer or sale of the Common Stock.

                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON ACCURACY OR THE
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.



--------------------------------------------------------------------------------
                 Price to Public  Underwriting Discount  Proceeds to Company (1)
                 ---------------  ---------------------  -----------------------

Per Share.........   $  N/A                N/A                  $  N/A
Total.............   $  N/A                N/A                  $  N/A


--------------------------------------------------------------------------------
(1) None. All proceeds will be received by the 401(k) Plan. The account of participants in the 401(k) Plan from which shares are sold will bear all commissions payable to brokers or dealers in connection with the sale of shares. The Company will bear all costs of the offering estimated at $5,000.

                         ------------------------------

                The date of this Prospectus is November 23, 1999

                             ADDITIONAL INFORMATION


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington, D.C. 20549, and the Regional offices of the Commission:
75 Park Place, 14th Floor, New York, New York 10007, and Kluczynski Federal Building, 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1025, Judiciary Plaza Building, 450 Fifth St., N.W. Washington, D.C. 20549.

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock being registered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules thereto, which may be inspected at the Commission's offices without charge or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements made in the Prospectus as to the contents of any contract, agreement or document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference.



                    INCORPORATION OF INFORMATION BY REFERENCE


      There is hereby incorporated by reference in this Prospectus and made a part hereof (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, (2) Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1999, and (3) Current Report on Form 8-K filed on November 3, 1999.

      There is also hereby incorporated by reference in this Prospectus and made a part hereof the Company's Registration Statement on Form 8-A filed on September 13, 1993, which describes the Common Stock.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statements modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

      No person is authorized to give any information or make any representations other than those contained in the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered shares to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


                                   THE COMPANY


      Fortune is an independent oil and gas company whose primary focus is exploration for and development of domestic oil and gas. Fortune is active principally in areas onshore and offshore Louisiana and Texas, including the relatively shallow transition zone. It uses modern geophysical technology and advanced interpretation techniques in these areas in an attempt to make new discoveries in areas of proven historical production.

      Fortune participates generally as a non-operator of relatively small interests in a variety of exploration and development projects. We use state-of-the-art technologies, including three dimensional seismic and computer-aided exploration technology, wherever possible because we believe that these techniques have undergone important technological advances in recent years and that their use can provide us with a more accurate and complete prospect evaluation. This is intended to increase the likelihood of finding commercial quantities of oil and gas at lower average reserve finding costs.

      We also seek to take advantage of attractive acquisition targets which will enable us to acquire reserves at an attractive price.

      The Company's principal executive office is located at 515 West Greens Road, Suite 720, Houston, Texas 77067. Its telephone number at that address is
(281) 872-1170.


                                 USE OF PROCEEDS


      The shares which are the subject of this Prospectus may be offered and sold from time to time by the 401(k) Plan, and the Company will not receive any of the proceeds of such sales. The Company has agreed to bear all expenses of registering such shares, including legal, accounting and printing costs estimated at $5,000.


                              PLAN OF DISTRIBUTION


      The 401(k) Plan may offer and sell shares pursuant to this Prospectus from time to time on the over-the-counter bulletin board or through individually negotiated transactions or in other ways. The Company is not aware of any agreements which may have been entered into by the 401(k) Plan with brokers, dealers or third parties for the offer or sale of any shares. Except as noted below, the Company will not be a party to any such agreements nor will it participate in the negotiation or consummation of any such agreements or the offer and sale of any of the shares covered by this Prospectus.

      Sales of shares by the 401(k) Plan will be subject to the restrictions of Rule 144 under the Securities Act of 1933, as amended (which, among other things, limits the amount of shares which may be disposed of in any calendar quarter to 1% of the Company's outstanding shares or currently about 121,075 shares each quarter).

      At the date of this Prospectus, the 401(k) Plan owns 37,157 shares allocated to the account of eight participants of the 401(k) Plan. It is anticipated that the Company may contribute up to 70,000 additional shares of Common Stock to the 401(k) Plan in connection with participant deferrals during the 1999 Plan year.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                     EXPERTS


      The financial statements of the Company as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

======================================   =======================================





         TABLE OF CONTENTS

                               Page                   60,000 SHARES
                               ----

Cover Page                      1

Additional Information          2

Incorporation of Information
  By Reference                  2                     COMMON STOCK
                                                    ($.01 PAR VALUE)
The Company                     3

Use of Proceeds                 3

Plan of Distribution            3

Experts                         4                    FORTUNE NATURAL
                                                  RESOURCES CORPORATION


                                                    ----------------
                                                       PROSPECTUS
                                                    ----------------




                                                     November 23, 1999




======================================   =======================================

                                 600,000 SHARES

                      FORTUNE NATURAL RESOURCES CORPORATION
                                  COMMON STOCK
                                ($.01 PAR VALUE)
                         ------------------------------

      The shares of the Common Stock, $.01 par value (the "Common Stock") covered by this prospectus may be offered from time to time by certain shareholders (the "Selling Shareholders") of Fortune Petroleum Corporation ("Fortune" or the "Company"). The Company will not receive any proceeds from the sale of shares by the Selling Shareholders.

      The Selling Shareholders are officers, directors and key employees of Fortune who acquired their shares through the exercise of stock options granted to them under the Company's 1998 stock option plan.

      The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company. To the knowledge of the Company, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the Act. The Common Stock is listed on the over-the-counter bulletin board. The bid and asked prices of the common stock on November 22, 1999, were $0.41 and $0.44, respectively.

      The shares of Common Stock have not been registered for sale under the securities laws of any state or other jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration of the Common Stock under the securities laws of states in which such transactions occur or the existence of an exemption from such registration, or should cause such registration to occur in connection with any offer or sale of the Common Stock.
                         ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                         ------------------------------


--------------------------------------------------------------------------------
                 Price to Public  Underwriting Discount  Proceeds to Company (1)
                 ---------------  ---------------------  -----------------------

Per Share.........   $  N/A                N/A                  $  N/A
Total.............   $  N/A                N/A                  $  N/A


--------------------------------------------------------------------------------

(1) None. All proceeds will be received by the Plan. The account of participants in the Plan from which shares are sold will bear all commissions payable to brokers or dealers in connection with the sale of shares. The Company will bear all costs of the offering estimated at $5,000.

                         ------------------------------


                The date of this Prospectus is November 23, 1999

                             ADDITIONAL INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington, D.C. 20549, and the Regional offices of the Commission:
75 Park Place, 14th Floor, New York, New York 10007, and Kluczynski Federal Building, 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1025, Judiciary Plaza Building, 450 Fifth St., N.W. Washington, D.C. 20549.

      The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the"Securities Act"), with respect to the Common Stock being registered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules thereto, which may be inspected at the Commission's offices without charge or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements made in the Prospectus as to the contents of any contract, agreement or document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference.


                    INCORPORATION OF INFORMATION BY REFERENCE

      There is hereby incorporated by reference in this Prospectus and made a part hereof (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, (2) Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1999, and (3) Current Report on Form 8-K filed on November 3, 1999.

      There is also hereby incorporated by reference in this Prospectus and made a part hereof the Company's Registration Statement on Form 8-A filed on September 13, 1993, which describes the Common Stock.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statements modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

      No person is authorized to give any information or make any representations other than those contained in the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered shares to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


                                   THE COMPANY


      Fortune is an independent oil and gas company whose primary focus is exploration for and development of domestic oil and gas. Fortune is active principally in areas onshore and offshore Louisiana and Texas, including the relatively shallow transition zone. It uses modern geophysical technology and advanced interpretation techniques in these areas in an attempt to make new discoveries in areas of proven historical production.

      Fortune participates generally as a non-operator of relatively small interests in a variety of exploration and development projects. We use state-of-the-art technologies, including three dimensional seismic and computer-aided exploration technology, wherever possible because we believe that these techniques have undergone important technological advances in recent years and that their use can provide us with a more accurate and complete prospect evaluation. This is intended to increase the likelihood of finding commercial quantities of oil and gas at lower average reserve finding costs.

      The Company also seeks to take advantage of attractive acquisition targets which will enable it to acquire reserves at an attractive price.

      The Company's principal executive office is located at 515 West Greens Road, Suite 720, Houston, Texas 77067. Its telephone number at that address is
(281) 872-1170.


                                 USE OF PROCEEDS


      The shares which are the subject of this Prospectus may be offered and sold from time to time by the Selling Shareholders, and the Company will not receive any of the proceeds of such sales. The Company agreed to bear all expenses of registering such shares, including legal, accounting and printing costs estimated at $5,000.


                              PLAN OF DISTRIBUTION


      Selling shareholders may offer and sell shares pursuant to this Prospectus from time to time on the over-the-counter bulletin board or through individually negotiated transactions or in other ways. The Company is not aware of any agreements which may have been entered into by any Selling Shareholder with brokers, dealers or third parties for the offer or sale of any shares. Except as noted below, the Company will not be a party to any such agreements nor will it participate in the negotiation or consummation of any such agreements or the offer and sale of any of the shares covered by this Prospectus.

      Sales of shares by affiliates of the Company (including members of management or more than 5% shareholders of the Company) are subject to restrictions on trading in the Company's stock under the Securities Exchange Act of 1934, as amended, as well as certain reporting requirements under such Act. Affiliates who hold shares covered by this Prospectus include Tyrone J. Fairbanks, Dean W. Drulias, Graham S. Folsom, Barry Feiner, Daniel R. Shaughnessy, and J. Michael Urban, all of whom are directors or officers of the Company.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      The table below sets forth data on the number of shares held by each of the Selling Shareholders who are affiliates of the Company after giving consideration to the 600,000 shares being registered herein:

                                                                                    SECURITIES
                                                  SECURITIES      SECURITIES       BENEFICIALLY      PERCENTAGE
                                                 BENEFICIALLY         IN            OWNED AFTER       OF CLASS
       NAME                   POSITION              OWNED           OFFERING        OFFERING           OWNED
-------------------    ------------------------  ------------     ------------     ------------     ------------
Tyrone J. Fairbanks    President,
                       Chief Executive Officer,
                       and Director                511,021           120,000          631,021           5.0%

Dean W. Drulias        Executive Vice President,
                       General Counsel,
                       Corporate Secretary,
                       and Director                333,641           120,000          453,641           3.6%

J. Michael Urban       Vice President,
                       and Chief Financial
                       Officer                     323,701           120,000          443,701           3.5%

Graham Folsom          Director                    168,501            36,000          204,501           1.7%

Barry Feiner           Director                    127,993            36,000          163,993           1.3%

Daniel R. Shaughnessy  Director                     77,500            36,000          113,500           1.0%



                                     EXPERTS


      The financial statements of the Company as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

======================================   =======================================





         TABLE OF CONTENTS

                               Page                  600,000 SHARES
                               ----

Cover Page                      1

Additional Information          2

Incorporation of Information
  By Reference                  2                     COMMON STOCK
                                                    ($.01 PAR VALUE)
The Company                     3

Use of Proceeds                 3

Plan of Distribution            3

Experts                         4                    FORTUNE NATURAL
                                                  RESOURCES CORPORATION


                                                    ----------------
                                                       PROSPECTUS
                                                    ----------------




                                                     November 23, 1999




======================================   =======================================

                                 210,000 SHARES

                      FORTUNE NATURAL RESOURCES CORPORATION
                                  COMMON STOCK
                                ($.01 PAR VALUE)
                         ------------------------------

      The shares of the Common Stock, $.01 par value (the "Common Stock") covered by this prospectus may be offered from time to time by certain shareholders (the "Selling Shareholders") of Fortune Petroleum Corporation ("Fortune" or the "Company"). The Company will not receive any proceeds from the sale of shares by the Selling Shareholders.

      The Selling Shareholders are directors and key consultants to Fortune who acquired their shares directly as compensation or through the exercise of stock purchase warrants granted to them under the Company's directors' and consultants' compensation plan.

      The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company. To the knowledge of the Company, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the Act. The Common Stock is listed on the over-the-counter bulletin board. The bid and asked prices of the common stock on November 22, 1999, were $0.41 and $0.44, respectively.

      The shares of Common Stock have not been registered for sale under the securities laws of any state or other jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration of the Common Stock under the securities laws of states in which such transactions occur or the existence of an exemption from such registration, or should cause such registration to occur in connection with any offer or sale of the Common Stock.
                         ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                         ------------------------------


--------------------------------------------------------------------------------
                 Price to Public  Underwriting Discount  Proceeds to Company (1)
                 ---------------  ---------------------  -----------------------

Per Share.........   $  N/A                N/A                  $  N/A
Total.............   $  N/A                N/A                  $  N/A


--------------------------------------------------------------------------------


(1) None. All proceeds will be received by the Plan. The account of participants in the Plan from which shares are sold will bear all commissions payable to brokers or dealers in connection with the sale of shares. The Company will bear all costs of the offering estimated at $5,000.

                         ------------------------------


                The date of this Prospectus is November 23, 1999

                             ADDITIONAL INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington, D.C. 20549, and the Regional offices of the Commission:
75 Park Place, 14th Floor, New York, New York 10007, and Kluczynski Federal Building, 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1025, Judiciary Plaza Building, 450 Fifth St., N.W. Washington, D.C. 20549.

      The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock being registered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules thereto, which may be inspected at the Commission's offices without charge or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements made in the Prospectus as to the contents of any contract, agreement or document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference.


                    INCORPORATION OF INFORMATION BY REFERENCE

      There is hereby incorporated by reference in this Prospectus and made a part hereof (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, (2) Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1999, and (3) Current Report on Form 8-K filed on November 3, 1999.

      There is also hereby incorporated by reference in this Prospectus and made a part hereof the Company's Registration Statement on Form 8-A filed on September 13, 1993, which describes the Common Stock.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statements modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

      No person is authorized to give any information or make any representations other than those contained in the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered shares to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


                                   THE COMPANY


      Fortune is an independent oil and gas company whose primary focus is exploration for and development of domestic oil and gas. Fortune is active principally in areas onshore and offshore Louisiana and Texas, including the relatively shallow transition zone. It uses modern geophysical technology and advanced interpretation techniques in these areas in an attempt to make new discoveries in areas of proven historical production.

      Fortune participates generally as a non-operator of relatively small interests in a variety of exploration and development projects. We use state-of-the-art technologies, including three dimensional seismic and computer-aided exploration technology, wherever possible because we believe that these techniques have undergone important technological advances in recent years and that their use can provide us with a more accurate and complete prospect evaluation. This is intended to increase the likelihood of finding commercial quantities of oil and gas at lower average reserve finding costs.

      The Company also seeks to take advantage of attractive acquisition targets which will enable it to acquire reserves at an attractive price.

      The Company's principal executive office is located at 515 West Greens Road, Suite 720, Houston, Texas 77067. Its telephone number at that address is
(281) 872-1170.


                                 USE OF PROCEEDS


      The shares which are the subject of this Prospectus may be offered and sold from time to time by the Selling Shareholders, and the Company will not receive any of the proceeds of such sales. The Company agreed to bear all expenses of registering such shares, including legal, accounting and printing costs estimated at $5,000.


                              PLAN OF DISTRIBUTION


      Selling shareholders may offer and sell shares pursuant to this Prospectus from time to time on the over-the-counter bulletin board or through individually negotiated transactions or in other ways. The Company is not aware of any agreements which may have been entered into by any Selling Shareholder with brokers, dealers or third parties for the offer or sale of any shares. Except as noted below, the Company will not be a party to any such agreements nor will it participate in the negotiation or consummation of any such agreements or the offer and sale of any of the shares covered by this Prospectus.

      Sales of shares by affiliates of the Company (including members of management or more than 5% shareholders of the Company) are subject to restrictions on trading in the Company's stock under the Securities Exchange Act of 1934, as amended, as well as certain reporting requirements under such Act. Affiliates who hold shares covered by this Prospectus include Graham S. Folsom, Barry Feiner, and Daniel R. Shaughnessy, all of whom are directors of the Company.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      The table below sets forth data on the number of shares held by each of the Selling Shareholders who are affiliates of the Company after giving consideration to the 210,000 shares registered herein and subsequent to the issuance of the additional 600,000 shares being registered on this same date:



                                                                                    SECURITIES
                                                  SECURITIES      SECURITIES       BENEFICIALLY      PERCENTAGE
                                                 BENEFICIALLY         IN            OWNED AFTER       OF CLASS
       NAME                   POSITION              OWNED           OFFERING        OFFERING           OWNED
-------------------    ------------------------  ------------     ------------     ------------     ------------

Graham Folsom          Director                    204,501           21,714           226,215           1.7%

Barry Feiner           Director                    163,993           21,714           185,707           1.3%

Daniel R. Shaughnessy  Director                    113,500           21,714           135,214           1.0%


                                     EXPERTS


      The financial statements of the Company as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

======================================   =======================================





         TABLE OF CONTENTS

                               Page                  210,000 SHARES
                               ----

Cover Page                      1

Additional Information          2

Incorporation of Information
  By Reference                  2                     COMMON STOCK
                                                    ($.01 PAR VALUE)
The Company                     3

Use of Proceeds                 3

Plan of Distribution            3

Experts                         4                    FORTUNE NATURAL
                                                  RESOURCES CORPORATION


                                                    ----------------
                                                       PROSPECTUS
                                                    ----------------




                                                     November 23, 1999




======================================   =======================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      There is hereby incorporated by reference in this Prospectus and made a part hereof (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, (2) Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1999, and (3) Current Report on Form 8-K filed on November 3, 1999.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      There is also hereby incorporated by reference in this Prospectus and made a part hereof the Company's Registration Statement on Form 8-A filed on September 13, 1993, which describes the Common Stock.

      Any statement contained in a document incorporated or to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statements modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents of Delaware corporations. The Certificate of Incorporation and Bylaws of the Company provide that the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware as it may be amended from time to time, indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person whom he or she is a legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, against all costs, charges, expenses, liabilities and losses (including attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.    EXHIBITS.

      24.1  Consent of KPMG LLP (filed herewith).

      25.1 Power of Attorney (included in the signature page of this Registration Statement).

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes:

      (a) (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3)
                of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

      Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 23, 1999.

                                    FORTUNE NATURAL RESOURCES CORPORATION


                                    By: /s/ Tyrone J. Fairbanks
                                        -----------------------------------
                                        Tyrone J. Fairbanks
                                        President, Chief Executive Officer
                                          and Director


                                    By: /s/ J. Michael Urban
                                        -----------------------------------
                                        J. Michael Urban
                                        Vice President, Chief Financial Officer
                                          and Chief Accounting Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Tyrone
J. Fairbanks and Dean W. Drulias, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.


     Signature                     Title                             Date
     ---------                     -----                             ----

/s/ Tyrone J. Fairbanks   President, Chief Executive            Novemer 23, 1999
----------------------    Officer, and Director
Tyrone J. Fairbanks


/s/ Dean W. Drulias       Executive Vice President,            November 23, 1999
----------------------    General Counsel, Corporate
Dean W. Drulias           Secretary and Director



                          Director                             November 23, 1999
----------------------
Graham S. Folsom



                          Director                             November 23, 1999
----------------------
Barry Feiner


/s/ D. R. Shaughnessy     Director                             November 23, 1999
----------------------
D. R. Shaughnessy

                                   SIGNATURES


      The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 23, 1999.

                                    FORTUNE NATURAL RESOURCES CORPORATION
                                     401(K) PROFIT SHARING PLAN



                                    By: /s/ Dean W. Drulias
                                        ------------------------------
                                        Dean W. Drulias
                                        Trustee


                                    By: /s/ J. Michael Urban
                                        ------------------------------
                                        J. Michael Urban
                                        Trustee